UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road, 7th Floor, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(617) 551-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDUS	The NASDAQ Global Market

Item 1.02     Termination of a Material Definitive Agreement.

Effective May 19, 2021, Radius Health, Inc. (the “Company”) entered into a Surrender Agreement (the “Surrender Agreement”) with Rovi Corporation (“Sublandlord”) with respect to certain premises located at 550 Swedesford Road, Wayne, Pennsylvania (the “Premises”). The Surrender Agreement provides that on or before May 31, 2021, the Company will surrender the Premises to Sublandlord, and the Sublease Agreement, dated March 11, 2016, by and between the Company and Sublandlord (as the same has been amended, the “Sublease”) will terminate.

As consideration for Sublandlord’s agreement to enter into the Surrender Agreement and accelerate the expiration date of the term of the Sublease, the Company has agreed to pay to Sublandlord a surrender fee of $956,556, subject to reduction for the remaining balance of the security deposit paid by the Company under the Sublease (the “Surrender Fee”).  The Surrender Fee will serve as the final payment by the Company under the Sublease.

The foregoing description of the Surrender Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Surrender Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Surrender Agreement, dated May 19, 2021, by and between Rovi Corporation and Radius Health, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: May 21, 2021	By:	/s/ Averi Price
	Name:	Averi Price
	Title:	General Counsel and Chief Compliance Officer

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